QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement, (Pre-Offer Amendment No. 1 to Form S-3 No. 333-88492) related Prospectus of GRIC Communications, Inc. for the registration of 11,295,174 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of GRIC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California August 8, 2002

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS